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                                                                    EXHIBIT 23.2

(LOGO)
THE PRINCIPAL
FINANCIAL
GROUP
                     PRINCIPAL FINANCIAL SECURITIES, INC.
             Investment Bankers - Member New York Stock Exchange


               CONSENT OF PRINCIPAL FINANCIAL SECURITIES, INC.

         Principal Financial Securities, Inc. hereby consents to the use of our letter to the Search Exploration, Inc. Board of Directors, included as Appendix B, to the descriptions of and the references to the opinion of our firm, and to the use of our name and all references to our firm included in or made a part of this Registration Statement on Form S-4 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.


                                       /s/ PRINCIPAL FINANCIAL SECURITIES, INC.
                                           PRINCIPAL FINANCIAL SECURITIES, INC.

Dallas, Texas


April 11, 1995




       The Fountain Place, 1445 Ross Avenue, Suite 4800, Dallas, Texas
                 75202-2786, (214) 880-9000 Formerly Eppler,
                     Guerin & Turner, Inc. Founded 1952.